NEWS RELEASE

T. ROWE PRICE ACCELERATES TRANSFORMATION OF ITS RETIREMENT RECORDKEEPING BUSINESS

Expanded partnership with FIS capitalizes on strengths of both organizations and reflects commitment to invest in the business and enhance delivery of innovative retirement solutions

Baltimore: May 18, 2021
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NEWS
T. Rowe Price Group (NASDAQ-GS: TROW) today announced plans to accelerate the transformation of its full-service retirement recordkeeping business by expanding its 30-year relationship with FIS (NYSE: FIS), a global technology leader. Taking advantage of FIS’ scale and extensive experience in retirement technology and operations while focusing on its own strengths in investment management and client service advances T. Rowe Price’s strategy to grow its defined contribution business in a scalable and efficient manner. Deepening the partnership follows an extensive strategic review of the business and will allow T. Rowe Price to continue providing quality services, further increase operational efficiency, and enhance delivery of innovative retirement solutions for plan sponsors and participants while strengthening the firm’s position in the industry.

FIS serves some of the industry’s largest recordkeepers and provides the technology platform for 50 million participants and over $3 trillion in assets. For T. Rowe Price, FIS will assume responsibility for managing retirement technology development and core operations. As a result, about 800 T. Rowe Price operations and technology associates are being offered the same roles with FIS that they have today, with the transition effective August 1, 2021. The transitioning associates will remain in the current Owings Mills, Maryland, and Colorado Springs, Colorado, facilities and continue to serve the T. Rowe Price account and clients.

Moving forward, T. Rowe Price will concentrate on its core strengths as a recordkeeper and continue to be responsible for delivering strong investment management, high-touch client service, and personalized participant experiences. Sponsors will continue to be served by their same client service teams at T. Rowe Price and T. Rowe Price will retain accountability for all recordkeeping services.

Leveraging FIS’ expertise in fintech and service delivery, along with their significant investments in their retirement business, will enable T. Rowe Price to accelerate the pace of enhancements it delivers to clients, including recordkeeping modernization; additional retirement income experiences; new financial wellness and digital payment capabilities; and incorporation of the latest in artificial intelligence, automation, and robotics technology. These enhancements will be delivered while staying focused on ensuring there is no disruption to plan sponsors or participants. Because T. Rowe Price already uses FIS’ recordkeeping platform, there will be no conversion or transition for any clients.
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QUOTES
Kevin Collins, Head of Retirement Plan Services, T. Rowe Price
“The retirement industry demands state-of-the-art solutions in response to evolving plan sponsor, advisor, and participant expectations. FIS has been a trusted partner for over 30 years and deepening our relationship with them allows us to build on the strengths of both organizations while becoming nimbler and maintaining our place as a premier workplace retirement provider. By aligning our investment management capabilities and well-regarded high-touch service with their cutting-edge fintech and retirement operations, we get the best of both worlds. This will accelerate our delivery of innovative solutions and compelling digital experiences designed to span employee needs, spur participants to act, and maximize value for plan sponsors.”

Dee Sawyer, Head of Individual Investors & Retirement Plan Services, T. Rowe Price
“We believe we are at a point where the industry is ripe for significant change in how retirement offerings are delivered. Expanding our partnership with FIS will keep us ahead of new trends and position T. Rowe Price for ongoing industry leadership, enabling us to influence fintech development and inform a new way of doing business that has the potential to become a standard for the industry over the next 20 years.”

Bill Stromberg, Chief Executive Officer, T. Rowe Price
“Our defined contribution business is a key component of our strong retirement franchise and an important contributor to our diversified distribution strategy. The recordkeeping business is also very dynamic and highly competitive, and following an extensive strategic review of the business, we concluded that expanding our partnership with FIS would best accelerate the transformation of the business and support scalable growth for the long term. It also reinforces our commitment to full-service recordkeeping as we seek to improve operational efficiency, deliver increased value to clients, and ensure our offerings remain differentiated and competitive.”

“Providing the best experience that we can for our transitioning associates has been a top priority for everyone involved in this decision, and we are pleased that they can all move to FIS in the same roles and in the same location they are today, supporting our clients.”

Brian DuVal, Head of Wealth and Retirement, FIS
“We are excited to take our long-standing relationship with T. Rowe Price to the next level. As two forward-looking organizations, we are leaning into our core strengths to bring new, innovative retirement capabilities to the industry. FIS’ deep experience in retirement, and our passion for helping businesses and communities thrive, are a strong fit with T. Rowe Price’s core values. We are pleased to welcome our new associates to the FIS family and look forward to all that we will achieve together.”
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OTHER MATTERS
Certain statements in this news release may represent “forward-looking information,” including those relating to the timing and nature of the transitions and the potential benefits to be realized. For a discussion concerning risks and other factors that could affect future results, see the firm’s 2020 Annual Report on Form 10-K.
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ABOUT T. ROWE PRICE
Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization with $1.59 trillion in assets under management as of April 30, 2021. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. As of March 31, 2021, the firm's assets under administration in its full-service retirement recordkeeping business were $248 billion, of which nearly $153 billion were assets managed by the firm.

ABOUT FIS
FIS is a leading provider of technology solutions for merchants, banks, and capital markets firms globally. Our employees are dedicated to advancing the way the world pays, banks, and invests by applying our scale, deep expertise, and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500® company and is a member of Standard & Poor’s 500® Index. To learn more, visit fisglobal.com. Follow FIS on Facebook, LinkedIn, and Twitter (@FISGlobal).

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T. ROWE PRICE CONTACTS:
Public Relations                    Investor Relations
Laura Parsons                        Linsley Carruth
443-472-2281                        410-345-3717
laura.parsons@troweprice.com            linsley.carruth@troweprice.com
Brian Lewbart
410-345-2242
brian.lewbart@troweprice.com

FIS CONTACTS:
Public Relations                    Investor Relations
Kim Snider                        Nathan Rozof
904-438-6278                        347-268-8963
kim.snider@fisglobal.com                nathan.rozof@fisglobal.com